UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported): September 22, 1999


                         HOWMET INTERNATIONAL INC.
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           (Exact name of registrant as specified in its charter)


                                  DELAWARE
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               (State or other jurisdiction of incorporation)


              1-13645                              52-1946684
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        Commission File Number          (IRS Employer Identification No.)


       475 STEAMBOAT ROAD, GREENWICH, CT                 06836-1960
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   (Address of principal executive offices)               (Zip Code)


                               (203) 661-4600
                           ---------------------
                       Registrant's Telephone Number

                          ITEM 5 - - OTHER EVENTS

HOWMET INTERNATIONAL REVISES FOURTH QUARTER EARNINGS ESTIMATE

GREENWICH, CT, SEPTEMBER 22, 1999 - Howmet International (HWM-NYSE) announced today that earnings per share for the fourth quarter of 1999 should be in the range of $0.28- $0.31. Wall Street consensus is currently $0.31.

Chairman James R. Wilson commented, " Despite the surging Industrial Gas Turbine Market, the commercial aircraft decline has been greater than anticipated. Together with the increased cost associated with solving the production problems at Howmet Aluminum (formerly Cercast), the fourth quarter may not be as strong as anticipated."

Calendar year 2000 earnings are currently under review. Additional guidance from the company will be available in mid-October.

Howmet, a subsidiary of Cordant Technologies Inc. (CDD-NYSE), is the world largest manufacturer of precision castings, primarily for jet aircraft and industrial gas turbine engines. Howmet and its affiliates operate 29 production facilities in the United States, Canada, France, the United Kingdom and Japan.

                                 SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HOWMET INTERNATIONAL INC.
                                              (Registrant)



                                By:         /S/ ROLAND A. PAUL
                                               ---------------
                                                Roland A. Paul
                                                Vice President


Date:    September 22, 1999